Exhibit 10.3

AMENDMENT TO SHARE PURCHASE AGREEMENT

THIS AMENDMENT TO SHARE PURCHASE AGREEMENT (“Amendment”) is dated as of February 2, 2015, by Capricor Therapeutics, Inc. (the “Company”) and the undersigned purchasers (each a “Purchaser” and together the “Purchasers”) of the Company’s Common Stock issued and sold by the Company pursuant to that certain Share Purchase Agreement dated as of January 9, 2015 (the “Purchase Agreement”), by and among the Company and the Purchasers named therein.

WHEREAS, pursuant to the Purchase Agreement, the Purchasers purchased Common Stock of the Company in a private placement.

WHEREAS, contemporaneously with the execution and delivery of the Purchase Agreement, the Purchasers executed and delivered a Registration Rights Agreement to the Company (the “Registration Rights Agreement”), pursuant to which, among other things, the Company agreed to provide certain registration rights with respect to the shares purchased under the Securities Act and the rules and regulations promulgated thereunder and applicable state securities laws.

WHEREAS, Section 6.4 of the Purchase Agreement provides that no provision of thereof may be amended except in a written instrument signed by the Company and the Purchasers holding or having the right to acquire 66 2/3% of the Shares at the time of such amendment (the “Requisite Purchasers”).

WHEREAS, under Section 4.9 of the Purchase Agreement, from the Effective Date thereof until thirty days after the Effective Date of the Initial Registration Statement (as defined in the Registration Rights Agreement), the Company agreed not to issue shares of Common Stock or Common Stock Equivalents, subject to certain exceptions as stated therein.

WHEREAS, the Company has requested, and the Requisite Purchasers have agreed, to amend that certain provision of the Purchase Agreement requiring the Company to refrain from issuing shares of Common Stock within such period thereby allowing the Company to raise additional capital of the Company pursuant to one or more additional private placements.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Amendment. The Requisite Purchasers hereby agree to the deletion in its entirety of Section 4.9 of the Purchase Agreement regarding Subsequent Equity Sales.

2.     Remainder of Agreements. Except as specifically set forth herein, all of the other terms and provisions of the Purchase Agreement and the entirety of the Registration Rights Agreement shall remain in full force and effect and shall not be affected hereby.

3.     Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Receipt by facsimile or other electronic transmission of any executed signature page to this Amendment shall constitute effective delivery of such signature page.

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4.     Successors; Assigns. All covenants and other agreements contained in this Amendment by or on behalf of any of the parties hereto bind and inure to the benefit of their respective permitted successors and permitted assigns (including, without limitation, any subsequent holder of the Shares purchased pursuant to the Purchase Agreement) whether so expressed or not.

Each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

COMPANY:

CAPRICOR THERAPEUTICS, INC.

By:

Name:

Title:

INDIVIDUAL HOLDER:	ENTITY HOLDER:

Signature	Name of Entity

By:
Printed Name

Printed Name

Title

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